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Exhibit (n)(2)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders' of
Main Street Capital Corporation

        We have audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) the consolidated financial statements of Main Street Capital Corporation (a Maryland corporation) referred to in our report dated February 24, 2017, which is included in the Prospectus and Registration Statement. Our audits of the basic financial statements included the Senior Securities table contained in the Prospectus and Registration Statement on page 70, which is the responsibility of the Company's management. In our opinion, this Senior Securities table, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein. Grant Thornton LLP has not performed any procedures subsequent to the date of our report.

/s/ GRANT THORNTON LLP

Dallas, Texas
March 17, 2017

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  Exhibit (n)(2)
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM